UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2015

United Therapeutics Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1040 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01      Completion of Acquisition or Disposition of Assets.

Following the early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, on September 24, 2015, United Therapeutics Corporation (the “Company”) completed its sale to AbbVie Ireland Unlimited Company (“AbbVie”), a wholly-owned subsidiary of AbbVie Inc., of its Rare Pediatric Disease Priority Review Voucher (the “Asset Sale”), which was awarded by the U.S. Food and Drug Administration to encourage development of new drugs and biologics for the prevention and treatment of rare pediatric diseases. The Asset Sale was pursuant to the terms of an Asset Purchase Agreement, dated August 18, 2015 (the “Agreement”), previously disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2015.

Pursuant to the Agreement, AbbVie paid the Company $350.0 million upon the closing of the Asset Sale.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: September 24, 2015	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel